                                                                      Exhibit 99

Contacts:

        Michael N. Kilpatric                   Suzanne C. Shenk                      Susan G. Gaffney
        Vice President, Communications         Manager, Investor  Relations          Manager, Investor Relations
        610-993-3662                           610-993-3526                          610-993-3694

                         IKON OFFICE SOLUTIONS AFFIRMS

                              COMPANY'S STRENGTH

        Valley Forge, Pennsylvania---April 23, 1997---IKON Office Solutions (NYSE: IKN) today stated that its operations are solid and it was unaware of any reason its stock, which recently has traded down sharply, should be under pressure. The company added that it knows of no material developments concerning its business or financial statements which have not been publicly disclosed.

        "Our office solutions business is strong, and the strategies are in place to deliver long-term growth to our shareholders," said Chairman and Chief Executive Officer John E. Stuart. "Our continuing commitment is to manage the company to significantly build shareholder value over time."

        IKON Office Solutions is one of the world's leading office technology companies, providing customers with total office solutions from copier and printing systems, computer networking and digital document services to copy center management, technology training and electronic file conversion. With fiscal 1996 revenues of $4 billion, IKON has operations in the U.S., Canada, Mexico, the United Kingdom, France, Germany and Denmark.

                                      ###